Exhibit 99.1

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLDIATED STATEMENTS OF FINANCIAL POSITION

30 JUNE 2018

	30 June		31 December 2017
	2018	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	119,807	108,317	118,214
Accounts receivable:
Trade	296,906	248,360	248,043
Other	24,891	30,750	23,647
Prepaid expenses and advances to suppliers	27,949	21,826	21,265
Inventory	338,881	290,901	308,891

	808,434	700,154	720,060

NON-CURRENT ASSETS:
Property, plant and equipment	369,517	292,221	312,876
Intangible assets	1,031,897	757,796	829,226
Investment in associates and available for sale assets	27,481	33,348	77,541
Deferred income tax assets	4,512	4,039	3,886
Other	13,573	2,514	3,599

	1,446,980	1,089,918	1,227,128

Total assets	2,255,414	1,790,072	1,947,188

Dr. John Farber	)
Chairman of the Board	)

Ori Yehudai	)
President and CEO	)

Alon Granot	)
Executive Vice
President and CFO	)

Date of approval of the interim financial information by the board of directors: August 22, 2018

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLDIATED STATEMENTS OF FINANCIAL POSITION

30 JUNE 2018

	30 June		31 December 2017
	2018	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
Liabilities and equity
CURRENT LIABILITIES:
Short-term bank credit and loans and current maturities of long-term loans	397,601	359,626	372,135
Accounts payable:
Trade	104,565	96,526	98,813
Other	156,365	115,789	140,560
Leases	7,757	—	—

	666,288	571,941	611,508

NON-CURRENT LIABILITIES:
Long-term loans, net of current maturities	399,833	260,339	262,151
Retirement benefit obligations, net	33,690	38,007	34,006
Deferred income tax liabilities	66,234	58,093	58,306
Leases	25,322	—	—
Liability for shareholders of subsidiaries and other	142,627	92,836	102,304

	667,706	449,275	456,767

TOTAL LIABILITIES	1,333,994	1,021,216	1,068,275

EQUITY:
Equity attributable to owners of the parent:
Ordinary shares	17,094	17,064	17,086
Other capital surplus	116,132	118,200	120,288
Translation differences	(85,299)	(71,018)	(45,187)
Retained earnings	872,640	700,477	783,029
Less—cost of company shares held by the company	(3,693)	(2,702)	(3,409)

NON-CONTROLLING INTERESTS	4,546	6,835	7,106

TOTAL EQUITY	921,420	768,856	878,913

TOTAL EQUITY AND LIABILITIES	2,255,414	1,790,072	1,947,188

The accompanying notes are an integral part of these financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2018

	6 months ended 30 June		3 months ended 30 June		Year ended 31 December 2017
	2018	2017	2018	2017
	(Unaudited)				(Audited)
	U.S. dollars in thousands
	except for income per share data
SALES	786,110	646,120	401,305	343,589	1,362,396
COST OF SALES	466,928	398,243	237,861	211,426	837,271

GROSS PROFIT	319,182	247,877	163,444	132,163	525,125
Selling, marketing, research and development expenses—net	134,697	101,792	67,290	52,629	220,014
General and administrative expenses	51,179	45,601	24,278	23,718	92,155
Other expenses (income)—net	(315)	385	34	665	3,392
Group’s share of earnings of companies accounted for at equity	1,326	444	636	45	1,402

INCOME FROM OPERATIONS	134,947	100,543	72,478	55,196	210,966
FINANCIAL EXPENSES—net	12,758	10,204	6,793	8,031	24,606

INCOME BEFORE TAXES ON INCOME	122,189	90,339	65,685	47,165	186,360
INCOME TAX	23,600	19,413	12,777	9,974	34,797

NET INCOME FOR THE PERIOD	98,589	70,926	52,908	37,191	151,563

PROFIT ATTRIBUTED TO:
Owners of the parent company	97,833	69,843	52,564	36,570	149,679
Non-controlling interest	756	1,083	344	621	1,884

TOTAL INCOME	98,589	70,926	52,908	37,191	151,563

EARNINGS PER SHARE:
Basic	1.64	1.17	0.88	0.61	2.52

Fully diluted	1.63	1.17	0.88	0.61	2.51

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2018

	6 months ended 30 June		3 months ended 30 June		Year ended 31 December 2017
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)		(Audited)
	U.S. dollars in thousands
INCOME FOR THE PERIOD	98,589	70,926	52,908	37,191	151,563
Other Comprehensive Income:
Items that will not be reclassified subsequently to profit or loss—
Remeasurement of net defined benefit liability	—	—	—	—	2,716
ITEMS THAT COULD BE RECLASSIFIED SUBSEQUENTLY TO PROFIT OR LOSS:
Gain from available-for-sale financial assets	—	482	—	(471)	—
Transfer of available-for-sale financial assets to profit and loss	—	—	—	—	(41)
Translation differences	(40,194)	38,399	(51,099)	20,470	64,428

Total comprehensive income for the Period	58,395	109,807	1,809	57,190	218,666

ATTRIBUTABLE TO:
Owners of the parent	57,721	108,350	1,688	56,274	216,210
Non-controlling interest	674	1,457	121	916	2,456

TOTAL COMPREHENSIVE INCOME	58,395	109,807	1,809	57,190	218,666

The accompanying notes are an integral part of these condensed financial statements.

(Continued)—1

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2018

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation differences	Retained earnings	Cost of company shares held by the company	Total attributed to owners parent company	Non- controlling interests	Total
	U.S. dollars in thousands
BALANCE AT 1 JANUARY 2018 (audited)	17,086	120,288	(45,187)	783,029	(3,409)	871,807	7,106	878,913

CHANGES DURING THE 6 MONTH PERIOD ENDED 30 JUNE 2018 (unaudited):
Comprehensive income:
Income for the period	—	—	—	97,833	—	97,833	756	98,589
Other comprehensive income for the period	—	—	(40,112)	—	—	(40,112)	(82)	(40,194)

Total comprehensive income for the period	—	—	(40,112)	97,833	—	57,721	674	58,395
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	—	—	—	—	(662)	(662)	—	(662)
Receipts in respect of allotment of company shares to employees	—	(252)	—	—	378	126	—	126
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	—	857	—	—	—	857	—	857
Changes of ownership rights in subsidiary	—	(5,585)	—	—	—	(5,585)	(3,234)	(8,819)
Proceeds from issuance of shares to senior employees	8	824	—	—	—	832	—	832
Dividend	—	—	—	(8,222)	—	(8,222)	—	(8,222)

	8	(4,156)	—	(8,222)	(284)	(12,654)	(3,234)	(15,888)

BALANCE AT 30 JUNE 2018 (unaudited)	17,094	116,132	(85,299)	872,640	(3,693)	916,874	4,546	921,420

The accompanying notes are an integral part of these condensed financial statements.

(Continued)—2

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2018

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation Differences	Retained earnings	Cost of company shares held by the company	Total attributed to owners parent company	Non- controlling interests	Total
	U.S. dollars in thousands
BALANCE AT 1 APRIL 2018 (unaudited)	17,093	115,794	(34,423)	819,827	(3,833)	914,458	4,425	918,883

CHANGES DURING THE 3 MONTH PERIOD ENDED 30 JUNE 2018 (unaudited):
Comprehensive income:
Income for the period	—	—	—	52,564	—	52,564	344	52,908
Other comprehensive income for the period	—	—	(50,876)	—	—	(50,876)	(223)	(51,099)

Total comprehensive income for the period	—	—	(50,876)	52,564	—	1,688	121	1,809
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the company	—	—	—	—	(1)	(1)	—	(1)
Receipts in respect of allotment of Company shares to employees	—	(94)	—	—	141	47	—	47
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	—	432	—	—	—	432	—	432
Proceeds from issuance of shares to senior employees	1	—	—	—	—	1	—	1
Dividend	—	—	—	249	—	249	—	249

	1	338	—	249	140	728	—	728

BALANCE AT 30 JUNE 2018 (unaudited)	17,094	116,132	(85,299)	872,640	(3,693)	916,874	4,546	921,420

The accompanying notes are an integral part of these condensed financial statements.

(Continued)—3

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation Differences	Retained earnings	Cost of company shares held by the company	Total attributed to owners parent company	Non- controlling interests	Total
	U.S. dollars in thousands
BALANCE AT 1 JANUARY 2017 (audited)	16,997	114,396	(109,043)	637,868	(3,765)	656,453	8,151	664,604

CHANGES DURING THE 6 MONTH PERIOD ENDED 30 JUNE 2017 (unaudited):
Comprehensive income:
Income for the period	—	—	—	69,843	—	69,843	1,083	70,926
Other comprehensive income for the period	—	482	38,025	—	—	38,507	374	38,881

Total comprehensive income for the period	—	482	38,025	69,843	—	108,350	1,457	109,807
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	—	—	—	—	(707)	(707)	—	(707)
Receipts in respect of allotment of company shares to employees	—	(1,180)	—	—	1,770	590	—	590
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	—	928	—	—	—	928	—	928
Proceeds from issuance of shares to senior employees	67	3,196	—	—	—	3,263	—	3,263
Changes of ownership rights in subsidiary	—	378	—	—	—	378	(2,773)	(2,395)
Dividend, including erosion	—	—	—	(7,234)	—	(7,234)	—	(7,234)

	—	3,322	—	(7,234)	1,063	(2,782)	(2,773)	(5,555)

BALANCE AT 30 JUNE 2017 (unaudited)	17,064	118,200	(71,018)	700,477	(2,702)	762,021	6,835	768,856

The accompanying notes are an integral part of these condensed financial statements.

(Continued)—4

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary Shares	Other capital surplus	Translation Differences	Retained earnings	Cost of company shares held by the company	Total attributed to owners parent company	Non- controlling interests	Total
	U.S. dollars in thousands
BALANCE AT 1 APRIL 2017 (unaudited)	17,027	116,817	(91,193)	663,977	(3,791)	702,837	8,692	711,529

CHANGES DURING THE 3 MONTH PERIOD ENDED 30 JUNE 2017 (unaudited):
Comprehensive income:
Income for the period	—	—	—	36,570	—	36,570	621	37,191
Other comprehensive income for the period	—	(471)	20,175	—	—	19,704	295	19,999

Total comprehensive income for the period	—	(471)	20,175	36,570	—	56,274	916	57,190
Plans for allotment of company shares to employees of subsidiary:
Receipts in respect of allotment of company shares to employees	—	(726)	—	—	1,089	363	—	363
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	—	473	—	—	—	473	—	473
Proceeds from issuance of shares to senior employees	37	1,729	—	—	—	1,766	—	1,766
Changes of ownership rights in subsidiary	—	378	—	—	—	378	(2,773)	(2,395)
Dividend, including erosion	—	—	—	(70)	—	(70)	—	(70)

	37	1,854	—	(70)	1,089	2,910	(2,773)	137

BALANCE AT 30 JUNE 2017 (unaudited)	17,064	118,200	(71,018)	700,477	(2,702)	762,021	6,835	768,856

The accompanying notes are an integral part of these condensed financial statements.

(Concluded)—5

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary shares	Other capital surplus	Translation differences	Retained earnings	Cost of Company shares held by the company	Total attributed to owners of parent Company	Non- controlling Interest	Total
	U.S. dollars in thousands
BALANCE AT 1 JANUARY 2017	16,997	114,396	(109,043)	637,868	(3,765)	656,453	8,151	664,604
CHANGES DURING THE YEAR ENDED 31 DECEBMBER 2017:
Comprehensive income:
Income for the year	—	—	—	149,679	—	149,679	1,884	151,563
Other comprehensive income	—	(41)	63,856	2,716	—	66,531	572	67,103

Total comprehensive income for the year	—	(41)	63,856	152,395	—	216,210	2,456	218,666
Plan for allotment of Company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	—	—	—	—	(1,528)	(1,528)	—	(1,528)
Receipts in respect of allotment of Company shares to employees	—	(1,256)	—	—	1,884	628	—	628
Allotment of shares and options to senior employees-
Recognition of compensation related to employee stock and option grants	—	1,838	—	—	—	1,838	—	1,838
Proceeds from issuance of shares to senior employees	89	4,296	—	—	—	4,385	—	4,385
Changes of ownership rights in subsidiary	—	1,055	—	—	—	1,055	(3,450)	(2,395)
Dividend paid to the non-controlling interests in subsidiary	—	—	—	—	—	—	(51)	(51)
Dividend paid	—	—	—	(7,234)	—	(7,234)	—	(7,234)

Non-controlling interest from business combination	89	5,933	—	(7,234)	356	(856)	(3,501)	(4,357)

BALANCE AT 31 DECEMBER 2017	17,086	120,288	(45,187)	783,029	(3,409)	871,807	7,106	878,913

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2018

	6 months ended 30 June		3 months ended 30 June		Year ended 31 December 2017
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)		(Audited)
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash generated from operations (see appendix)	96,153	88,985	48,521	41,630	223,210
Income tax paid—net	(18,721)	(13,596)	(6,507)	(8,775)	(35,681)

Net cash provided by operating activities	77,432	75,389	42,014	32,855	187,529

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(18,666)	(14,160)	(9,304)	(7,288)	(34,394)
Purchase of intangibles	(881)	(1,153)	(173)	(554)	(2,890)
Interest received	385	448	188	218	1,294
Acquisition of subsidiaries—net of cash acquired	(214,229)	(68,254)	(30,549)	(48,799)	(109,265)
Prepayments due to acquisition of subsidiaries	(2,431)	—	—	—	—
Purchase of available for sale securities	—	(5,606)	—	(1,269)	(40,169)
Proceeds from sale of property and other assets	14,168	210	2,158	152	454

Net cash used in investing activities	(221,654)	(88,515)	(37,680)	(57,540)	(184,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid to the non-controlling interests in subsidiary	(802)	—	(802)	—	(51)
Receipts from senior employees in respect of allotment of shares	831	3,263	—	1,766	4,385
Interest paid	(8,405)	(3,965)	(4,631)	(2,282)	(8,929)
Receipt of long-term bank loans	257,016	59,406	415	5,014	133,373
Repayment of Put option to shareholders in subsidiary	(2,915)	(40,226)	(2,915)	—	(42,227)
Acquisition of non-controlling interests subsidiary	—	(2,395)	—	(2,395)	(2,395)
Repayment of long-term bank and financial institutions Loans	(154,096)	(89,842)	(113,619)	(47,428)	(172,909)
Receipt (repayment) of short-term bank loans and credit-net	73,279	82,412	94,490	65,052	88,455
Operating Lease payments	(4,444)	—	(2,040)	—	—
Acquisition of the Company shares by the Company— net of receipts in respect of the shares	(582)	(117)	—	363	(900)
Dividend paid	(8,222)	(7,234)	(8,222)	(7,234)	(7,234)

Net cash provided (used) in financing activities	151,660	1,302	(37,324)	12,856	(8,432)

INCREASE IN CASH, CASH EQUIVALENTS	7,438	(11,824)	(32,990)	(11,829)	(5,873)
Balance of cash and cash equivalents and bank credit at beginning of year and bank credit	118,214	113,528	161,359	116,261	113,528
Profits (losses) from exchange differences on cash and cash equivalents	(5,845)	6,613	(8,562)	3,885	10,559

BALANCE OF CASH AND CASH EQUIVALENTS AND AT END OF PERIOD	119,807	108,317	119,807	108,317	118,214

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX AND THREE-MONTH PERIOD ENDED 30 JUNE 2018

APPENDIX TO CONDENSED CONSOLIDATED STATEMENTS CASH FLOWS

	6 months ended 30 June		3 months ended 30 June		Year ended 31 December 2017
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)		(Audited)
	U.S. dollars in thousands
Cash generated from operations:
Income before tax	122,189	90,339	65,685	47,165	186,360

Adjustments required to reflect the cash flows from operating activities:
Depreciation and amortization	34,913	21,169	17,361	11,230	46,797
Recognition of compensation related to employee stock and options grants	857	928	432	473	1,838
Liability for employee rights upon retirement—net	3,171	439	2,970	139	(641)
Loss (gain) from sale and write-off of fixed assets and other assets	(1,546)	247	(1,351)	(30)	1,934
Dividend received from companies accounted for at equity	—	2,250	—	—	2,250
Group’s share of losses (earnings) of companies accounted for at equity, net	(1,326)	(444)	(636)	(45)	(1,402)
Erosion of long term loans	(1,648)	4,866	(1,518)	4,166	(1,247)
Interest paid—net	8,020	3,517	4,443	2,064	7,635

	42,441	32,972	21,701	17,997	57,164

Changes in operating asset and liability items:
Decrease (increase) in accounts receivable:
Trade	(39,030)	(29,333)	(30,341)	(15,005)	(16,804)
Other	(207)	3,091	1,900	1,077	9,263
Increase in other long-term receivables	(47)	(97)	42	47	(1,223)
Increase (decrease) in accounts payable:
Trade	(2,260)	5,298	3,215	(3,382)	2,036
Other	(15,507)	(1,445)	(13,873)	(3,278)	3,385
Increase (decrease) in other long-term payables	(2,039)	14	511	(20)	1,815
Increase in inventories	(9,387)	(11,854)	(319)	(2,971)	(18,786)

	(68,477)	(34,326)	(38,865)	(23,532)	(20,314)

Net Cash flows from operating activities	96,153	88,985	48,521	41,630	223,210

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 1—GENERAL:

Frutarom Industries Ltd. is a global company, founded in 1933. The Company operates through the consolidated company (hereafter—Frutarom Ltd.) and the companies under its control (hereafter – the Group). The Group has two main operations: the Flavours activity and the Fine Ingredients activity, which are considered as core business by management.

In addition, the Company imports and markets raw materials produced by others as part of its services and strive to provide complete solutions for customers. This activity is presented as part of trade and marketing operations.

The Group develops, manufactures, markets and sells flavours and fine ingredients used by producers of food and beverage, pharma-nutraceutical, flavours and fragrances, and personal care and cosmetics products as well as other products.

NOTE 2—BASIS OF PREPARATION OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a.

The interim condensed consolidated financial information of the group as of 30 June 2018 and for the 6 and 3 month periods ended on that date (hereinafter—the interim financial information) was prepared in accordance with International Accounting Standard No. 34—“Interim Financial Reporting” (hereafter—“IAS 34”). The interim financial information should be read in conjunction with the audited annual financial statements as of 31 December, 2017 and for the year ended on that date and with the notes thereto, which were all prepared in accordance with International Financial Reporting Standards (hereafter—“IFRS”). The interim financial information is reviewed and is not audited.

b.	Estimates

The preparation of interim financial statements requires management to exercise its judgment; it also requires the use of accounting estimates and assumptions that affect the application of the group’s accounting policy and the amounts of reported assets, liabilities, income and expenses. Actual results may differ from those estimates.

In preparation of these condensed consolidated interim financial statements, the significant judgments that were exercised by the management in applying the group’s accounting policy and the key sources of estimation uncertainty were similar to those applied in the consolidated annual financial statements for the year ended December 31, 2017.

NOTE 3—PRINCIPAL ACCOUNTING POLICIES:

a.

The significant accounting policies and computation methods used in preparing the interim financial information are consistent with those used in preparing the 2017 annual financial statements, except for the following:

Income tax in interim periods is recognized based on management’s best estimate of the weighted average annual income tax rate expected.

b.	In conjunction with Note 2 to the audited financial statements for the year ended December 31, 2017, the Company has elected to early adopt IFRS 16, commencing January 1, 2018.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 3—PRINCIPAL ACCOUNTING POLICIES (continued):

1.

The main impact of adopting the standard early is the elimination of existing requirement on lessees to classify leases as operating lease (off-balance sheet) or finance lease, and they are now required to use a single accounting model for all leases, similarly to how finance leases are currently accounted for. Accordingly, before first-time adoption, under IAS 17 (the previous standard for leases), the Group classified leases where it served as lessee as operating, because it did not have substantially all risks and rewards incidental to ownership of the asset.

In agreements where the Group is the lessor, it applies IFRS 16 using a single accounting model under which it recognizes a right-of-use asset and a lease liability upon inception of the lease contract. It does so for all leases in which the Group has right to control the use of identified assets for a period of time in exchange for consideration. Accordingly, the Group recognizes depreciation and depreciation charges on the right-of-use asset and tests the need for recognizing impairment of the right-of-use asset in compliance with IAS 36 “Impairment of Assets”, and also recognizes finance expenses in relation to a lease liability. Therefore, beginning on first-time adoption, rent expenses relating to properties rented under operating leases, which were presented within administrative and general expenses in the income statement, are now presented as assets that are depreciated through depreciation and depreciation assets.

The Group adopted the standard using the cumulative effect method, without restatement of comparative information.

Regarding all leases, the Group applied the transitional provisions such that it initially recognized a liability at the commencement day at an amount equal to the present value of the lease payments during the lease, discounted using the effective interest rate as of that date, and concurrently recognized a right-of-use asset at an amount identical to the liability. As a result, the standard had no impact on equity and retained earnings of the Group as of initial application.

As part of initial application, the Group elected to adopt the following practical expedients, as permitted by the standard:

a.	Use a single discount rate for a portfolio of leases with similar characteristics;

b.	Not to separate lease and non-lease components of a contract and account for all components as a single lease;

c.	Exclude initial direct costs from the measurement of the right-of-use asset as of initial application;

d.	Use hindsight, such as determining the lease term if the contract contains options to extend or terminate the lease;

2.	The new significant accounting policy for agreements in which the Group is the lessee as applied beginning on January 1, 2018 following initial application of the standard:

(1)	Leased assets and lease liabilities

Contracts conveying the Group a right to control an identified asset for a period of time in exchange for consideration, are accounted for as leases. Upon initial recognition, the Group recognizes a liability for the present value of the minimum future lease payments (those

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 3—PRINCIPAL ACCOUNTING POLICIES (continued):

payments do not include variable lease payments that are not index-dependent or change in any interest rate or change in exchange rate) and concurrently, the Group recognizes a right-of-use asset at the amount of the liability, adjusted by the amount of any previously recognized prepaid or accrued lease payments plus direct costs incurred in the lease. Since the interest rate implicit in a lease is not readily determined, the effective interest rate of the Group is used (the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment). Subsequent initial recognition, an asset is accounted for using the cost model, and is depreciated over the earlier of the term of the lease or the useful life of the assets.

(2)	Lease term

The term of a lease is determined as the non-cancellable period for which a lessee has the right to use an underlying asset, together with both periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

(3)	Depreciation of a right-of-use asset

Subsequent to the inception of the lease, a right-of-use asset is measured using the cost method, less accumulated depreciation and accumulated impairment losses, and is adjusted for remeasurements of the lease liability. Depreciation is measured using the straight-line method over the useful life or contractual lease term, whichever ends earlier.

3.	On the date of initial application of IFRS 16, the Group recognized right-of-use assets and lease liabilities at $ 37,370 thousands.

4.

The following tables present a summary of the impact on the consolidated condensed interim statement of financial position as of June 30, 2018 and the consolidated condensed interim income statement and consolidated condensed interim statement of cash flows for the six-month period then ended, assuming that the previous accounting policy of the Group for leases would have continued in that period.

a.	The impact on the consolidated condensed interim statement of financial position as of June 30, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Non-current assets:
Property, plant and equipment (net)	336,591	32,926	369,517
Current liabilities:
Liabilities for lease payment	—	(7,757)	(7,757)
Non-current liabilities:
Liabilities for lease payment	—	(25,322)	(25,322)

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 3—PRINCIPAL ACCOUNTING POLICIES (continued):

b.	The impact on the consolidated condensed interim income statement for the six-month period ended June 30, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Operating expenses	155,092	(4,444)	150,648
Depreciation and amortization charges	30,469	4,444	34,913
Operating income	134,947	—	134,947

c.	The impact on the consolidated condensed interim statement of cash flows for the six-month period ended June 30, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Net cash provided by operating activity	73,580	4,444	78,024
Net cash provided by financing activity	155,950	(4,444)	151,506

NOTE 4—BUSINESS COMBINATIONS

a. Acquisition of Enzymotec

On January 11, 2018, Frutarom completed the acquisition of 100% of the share capital of Enzymotec Ltd., an Israeli public company whose shares were traded on NASDAQ (under the symbol ENZY) (“Enzymotec”) that upon the completion of the merger ceased from being a public company and became, an indirectly fully-owned subsidiary of Frutarom. The overall consideration that was paid by Frutarom for 100% of Enzymotec’s shares, stands at approx. $ 287 million (including cost of vested options RSU’s). On May 14, 2018, Frutarom received approval from the tax authorities in Israel to merge Enzymotec into Frutarom, and the company is taking action to merge the companies; the merger will be completed over the following months.

In order to finance the merger transaction with Enzymotec, the company entered into loan agreements with banking corporations for the extending of loans totaling USD 235 million. According to the agreements, the loans bear interest of Libor plus 1.52% per year and shall be repaid in up to 5 years by quarterly amounts. Half of the loan will be repaid after 12 months from receiving the loan by 16 quarterly installments and the rest will be repaid in the end of the period.

Enzymotec, which was founded in 1998, develops, produces and markets nutritional ingredients and medical foods based on cutting-edge, proprietary technologies Enzymotec has developed a unique technology for processing lipids (organic compounds which includes fat) that are an important nutritional element, supporting various biological functions. Enzymotec’s proprietary technology enables extraction of lipids from natural sources, separation and analysis of lipid molecules, and use enzymes to synthesize lipid

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

a. Acquisition of Enzymotec (continued):

molecules familiar to the human body. Enzymotec utilizes an innovative toolset that allows it to efficiently transform lipids from natural raw materials into those that have unique structural and functional characteristics, essential to the human body. Enzymotec, with approx. 127 employees, mainly in Israel and the United States, including 20 in R&D, has an advanced GMP certified factory in Migdal HaEmek, Israel which includes an R&D center, laboratories, a production plant and offices.

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

Set forth below are the assets and liabilities of Enzymotec at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	76,291
Trade	12,426
Inventory	25,247
Others	1,843
Non-current assets:
Property, plant and equipment	23,019
Intangible assets	176,417
Other long-term assets	95
Investments	2,664
Current liabilities :
Trade payables	(8,753)
Other payables	(19,370)
Non-current liabilities:
Deferred taxes	(2,562)

287,317

From the date it was consolidated with the financial statements of the Company through June 30, 2018, the acquired operations have yielded revenues of $ 44,101 thousands and net profit of $ 8,159 thousands (net of acquisition costs).

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

b. Acquisition of IBR

On February 1, 2018, Frutarom purchased 100% of the share capital of the Israeli company I.B.R—Israeli Biotechnology Research Ltd. (“IBR”) in exchange for approx. $ 21 million. The transaction was completed upon signing and financed through bank debt.

Established in 1995, IBR researches, develops, manufactures and markets innovative and proprietary natural active ingredients for the cosmetics and dietary supplements industries, mainly for cellular anti-aging, skin protection from UV rays and air pollution, skin whitening and pigmentation prevention. IBR has R&D labs and a production facility in the town of Yavne, Israel and it employs approx. 30 employees. IBR’s activity has been added to Frutarom’s existing activities in the fields of algae-growth and active ingredients extraction, for skin care and protection.

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

Set forth below are the assets and liabilities of IBR at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	471
Trade	715
Inventory	2,316
Others	582
Non-current assets:
Property, plant and equipment	799
Intangible assets	17,631
Other long-term assets	24
Current liabilities :
Trade payables	(97)
Other payables	(1,019)
Non-current liabilities:
Deferred taxes	(422)

21,000

From the date it was consolidated with the financial statements of the Company through June 30, 2018, the acquired operations have yielded revenues of $ 3,057 thousands and net profit of $ 1,280 thousands (net of acquisition costs).

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

c. Acquisition of Bremil

On December 20, 2017 Frutarom signed an agreement for the purchase of 51% of the shares of the Brazilian company Bremil Indústria De Produtos Alimenticios Ltda. (“Bremil”). The purchase agreement includes a mutual option for the purchase of the balance of shares of Bremil to take effect starting five years from the date of the transaction’s completion at a price based on Bremil’s business performance during that period. On May 30, 2018, Frutarom completed the acquisition of 51% of Bremil’s shares in exchange for approx. US$ 21 million (BRL 78 million) and a future consideration based on Bremil’s future business performance in 2017 and 2018, which as of the date of the transaction amounted approx. US$ 9 million. The transaction was financed through bank debt.

Bremil was established in 1987 in Brazil and operates in Brazil’s savory solutions market, with an emphasis on convenience foods, prepared foods and processed meats. Bremil, which employs about 250 workers, serves about 450 customers in Brazil and countries of the region, with substantial presence among top processed meat producers, and has two production sites, in southern and central Brazil, with significant excess production capacity which Frutarom intends to utilize towards raising output and growth in Brazil and neighboring countries.

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

Set forth below are the assets and liabilities of Bremil at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	262
Trade	8,272
Inventory	3,790
Others	1,329
Non-current assets:
Property, plant and equipment	11,140
Intangible assets	74,325
Other long-term assets	117
Current liabilities :
Trade payables	(1,929)
Other payables	(9,604)
Non-current liabilities:
Other non-current payables	(55,913)
Deferred taxes	(11,036)

20,753

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

c. Acquisition of Bremil (continued)

From the date it was consolidated (May 30, 2018) with the financial statements of the Company through June 30, 2018, the acquired operations have yielded revenues of $ 4,327 thousands and net profit of $ 701 thousands (net of acquisition costs).

d. Acquisition of Mighty

On October 18, 2017 Frutarom signed an agreement for the purchase of 60% of the shares of the Thai company The Mighty CO. LTD. (including the activity of Maharaj Food Co. Ltd. and Mighty International Co. Ltd., and hereinafter collectively: “Mighty”) for approx. $ 12 million (approx. THB 393 million) (not including debt). All, according to value of approx. $ 20 million (net of debt) (approx. THB 655 million).

In the framework of the transaction Frutarom initially acquired 49% of Mighty and, subject to a number of conditions precedent and regulatory approvals in Thailand, will raise its holdings to 60%.

The transaction includes a mechanism for future consideration subject to Mighty’s future performance and a mutual option for the purchase of the balance of holdings in Mighty in two stages in periods beginning three years and five years from the date the transaction is completed, at a price based on Mighty’s future business performance.

In February 2018, the conditions of the first part were met, hence the Company holds, as of the date of this report 49% of the share capital of Mighty. According to the Company expectation, raising the holdings to 60% will be completed in several months. The transaction will be financed through bank debt and by the Company own means.

e.

On a proforma basis—assuming that the companies acquired in 2017 has been consolidated as from 1.1.2017 and the companies acquired in 2018 had been consolidated in the corresponding period in 20 17—the H1 2017 sale would have amounted to approx. $ 708.0 million. This figure is based on unaudited data provided by the owners of the acquired activities in accordance with the pre-acquisition accounting policies of the acquired activities.

NOTE 5—DIVIDEND:

On March 19, 2018 the Company’s Board of Directors announced the distribution of dividend in the amount of NIS 0.50 per share, the dividend was paid to the shareholders on 7 of May, 2018 in the total amount of approx. $ 8,222 thousands.

NOTE 6—SEGMENT REPORTING

For management purposes, the Group is organized on a worldwide basis into two major operating activities: Flavour and Fine Ingredients. Another operating activity is Trade and Marketing.

Results of operation of the segments are being measured based on operating profit.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 6—SEGMENT REPORTING (continued):

Segment data provided to the President and the CEO in respect of the reported segments is as follows:

	Flavors operations	Fine ingredients operations	Trade and marketing operations	Eliminations	Total consolidated
	U.S. dollars in thousands
6 months ended 30 June 2018: (unaudited):
Revenues	577,524	175,486	40,054	(6,954)	786,110

Segment results	101,410	33,229	308	—	134,947

6 months ended 30 June 2017: (unaudited):
Revenues	473,612	133,157	44,304	(4,953)	646,120

Segment results	81,656	18,037	880	(30)	100,543

3 months ended 30 June 2018 (unaudited):
Revenues	296,044	88,777	20,947	(4,463)	401,305

Segment results	55,071	17,109	298	—	72,478

3 months ended 30 June 2017 (unaudited):
Revenues	254,260	66,404	25,259	(2,334)	343,589

Segment results	45,707	9,099	378	12	55,196

Year ended 31 December 2017 (audited):
Revenues	1,025,359	260,122	90,962	(14,047)	1,362,396

Segment results	177,680	31,638	1,664	(16)	210,966

The reconciliation of the reported profits and total profits before taxes for the reported periods is described below:

	6 months ended 30 June		3 months ended 30 June		Year ended 31 December 2017
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)		(Audited)
	U.S. dollars in thousands
Reported segment profits	134,947	100,543	72,478	55,196	210,966
Financing expenses	12,758	10,204	6,793	8,031	24,606

Profit before taxes on income	122,189	90,399	65,685	47,165	186,360

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

30 JUNE 2018

(UNAUDITED)

NOTE 7—SUBSEQUENT EVENTS:

a.	Termination of agreement to acquire Meroar

On July 1, 2018 the company announced that following its entering into an agreement to acquire 70% of the Argentinean companies Meroar S.A. and Meroaromas S.A. (“Meroar”) on March 13, 2018, the parties have reached a mutual consent to terminate the agreement without costs due to significant changes in the business environment in Argentina, including a significant devaluation of the local currency.

b.	Shareholders’ approval of the merger agreement with IFF:

Following the signing of the agreement, on May 7, 2018, with IFF (the “Merger Agreement”), an international public company whose securities are listed for trading on the New York Stock Exchange (the “Purchaser”) and Icon Newco Ltd., a private company incorporated under the laws of the State of Israel that is wholly-owned by the Purchaser (“Merger Sub”), the general meeting of the shareholders approved the merger with IFF on August 6, 2018, according to the merger agreement and all transactions and actions related to the merger agreement.

Under the Merger Agreement, a reverse triangular merger (the “Merger”) shall take place, pursuant to which, upon closing, the Merger Sub shall be merged with and into Frutarom (as a result of the merger, Frutarom will turn into a subsidiary (100%) of the purchaser), such that for each Ordinary Share, par value NIS 1.00, of the Company immediately prior to the consummation of the Merger, the Purchaser shall (a) pay a cash amount of US$ 71.19; and (b) issue 0.249 shares of the Purchaser’s common stock.

The Merger Consideration reflects a Company valuation of approximately US$ 6.37 billion, on a fully-diluted basis, and an enterprise value (taking into account estimated amount of the Company’s net debt) of approximately US$ 7.1 billion.